CONSENT OF INDEPENDENT AUDITORS

          We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-17765-02 and 33-20387),
          Form S-3 (Nos. 33-50710, 33-51311 and 33-50708) and Form
          S-4 (Nos. 33-61974 and 33-51943) of Shawmut National Corporation of our independent auditors' report dated January 24, 1994, except for Note 16, as to which the date is March 7, 1994, relating to the consolidated financial statements of West Newton Savings Bank, which appears in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994.

          /s/ Wolf & Company, P.C.
          WOLF & COMPANY, P.C.

          Boston, Massachusetts
          March 28, 1994